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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                For Further Information Contact:
April 15, 2003                       --------------------------------
                                     Daniel A. Bergeron, Chief Financial Officer
                                     212-750-0064


                 ALLIED HEALTHCARE INTERNATIONAL INC. ANNOUNCES
                          DELOITTE & TOUCHE AS AUDITORS


         NEW YORK ... April 15, 2003 ... Allied Healthcare International Inc. (AMEX: ADH), a leading international provider of flexible healthcare staffing services, announced today that effective April 10, 2003, Deloitte & Touche LLP was appointed as the Company's auditors, succeeding Ernst & Young LLP.

         New York-based Allied Healthcare International Inc. is a leading provider of flexible healthcare staffing services in the United Kingdom. The company also provides ancillary homecare services in the United States.

Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, including those contained in the Company's filings with the Securities and Exchange Commission, which may cause actual results in future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.